                                                                    EXHIBIT 10.7


                            IMMERSION CORPORATION
                        AMENDMENT TO WARRANT TO PURCHASE
                       SHARES OF SERIES B PREFERRED STOCK

This Amendment is entered into as of September 22, 1998 and amends the Warrant to Purchase 8,000 shares of Series B Preferred Stock granted by Immersion Corporation, a California corporation ("IMMERSION") on November 22, 1996 (the "Warrant") to Mr. Bruce Paul ("Paul").

The IMMERSION desires to amend the Warrant by extending the date of exercise from November 22, 1998 to November 22, 2001.

Therefore IMMERSION agrees that Section 3 and Section 15 of the Warrant are deleted in their entirety and amended to read as set forth below and that all other provisions of the Warrant will remain in effect.

         3. TERM The purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of Grant and ending on the earlier of (i) November 22, 2001; (ii) the closing of an underwritten public offering of IMMERSION's Common Stock registered under the Act; or (iii) upon the closing of a consolidation or merger of IMMERSION (other than its wholly-owned subsidiary) with or into, or the transfer of all or substantially all of the Companies assets to, another corporation (unless the owners of the capital stock of the IMMERSION, prior to such a transaction, continue to own a majority of the capital stock of the surviving corporation).

         15. EXPIRATION. Subject to earlier termination pursuant to Section 3 above, the right to exercise this Warrant shall expire on November 22, 2001.

This Amendment when fully executed and delivered shall constitute an amendment thereto.

Date: September 22, 1998



                                       IMMERSION CORPORATION

                                       By: /s/ LOUIS ROSENBERG
                                           --------------------------
                                           Louis Rosenberg, President



                                       1